Exhibit (n)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-146945 on Form N-2 of our report dated December 18, 2008, relating to the financial statements and financial highlights of Calamos Convertible Opportunities and Income Fund, appearing in the Annual Report on Form N-CSR for the year ended October 31, 2008.
DELOITTE & TOUCHE LLP
Chicago, Illinois
April 13, 2009